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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



                                 JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. State Road
                              Springfield, PA 19064




         I hereby consent to the inclusion in the prospectus constituting a part of this Registration Statement on Form SB-2 of my report dated February 8, 1997 relating to the financial statements of U.S. Online, Inc. as of December 31, 1996 and for the one year then ended and my report dated January 6, 1999 relating to the financial statements of U.S. Online, Inc. as of December 31, 1997 and for the one year then ended.

         I also consent to the reference to me under the caption "Experts" in the prospectus.


                                                      /s/ Joseph J. Repko CPA
                                                      -------------------------
                                                          Joseph J. Repko, CPA


January 20, 2000